Exhibit 99.1

Media Contact	Investor Relations Contact
Caroline Japic	Mike Magaro
925-452-3833	925-452-3120
cjapic@taleo.com	mmagaro@taleo.com

Taleo Announces Record Quarterly Revenues of $83 million, up 41%

Year-Over-Year; Subscription Revenue Growth up 38% to $67 million

•	Record Quarterly Non-GAAP Revenue of $85 million, up 44% Year-Over-Year;
•	Non-GAAP subscription revenue of $68 million, up 40% Year-Over-Year;
•	Current deferred revenue rose to a record $111 million, up 41% Year-Over-Year;
•	Added 270 new customers with 7 transactions of $250,000 or greater

Dublin, Calif. – November 1, 2011 – Taleo Corporation (NASDAQ: TLEO), the global leader of SaaS-based Talent Management solutions, today announced strong results for its third quarter 2011.

“Taleo continued to drive change and build business momentum in Q3 with global expansion and solid execution against our growth initiatives resulting in strong top-line metrics,” said Michael Gregoire, Taleo’s Chairman and CEO. “Our customers tell us they view the talent intelligence they gain from Taleo as a competitive differentiator and are making it a part of their corporate strategy to recruit, grow and retain the talent they need to drive long-term growth.”

Taleo delivered the following results for the third quarter 2011:

Third Quarter Revenue: Subscription revenue for the third quarter was $67 million, an increase of 38% on a year-over-year basis. Professional services revenue for the third quarter was $16 million, an increase of 59% on a year-over-year basis. Total revenue for the third quarter was $83 million, an increase of 41% on a year-over-year basis.

Non-GAAP subscription revenue for the third quarter was $68 million, an increase of 40% on a year-over-year basis. Non-GAAP professional services revenues for the third quarter was $17 million, an increase of 66% on a year-over-year basis. Total third quarter non-GAAP revenue was $85 million, an increase of 44% on a year-over-year basis.

Third Quarter Loss per Share: Third quarter net loss per share was $(0.08), compared to net income per fully diluted share of $0.04 a year ago.

Non-GAAP net income per fully diluted share was $0.30, compared to non-GAAP net income per fully diluted share of $0.25 a year ago.

An explanation of the non-GAAP measures used in this press release is included in the section below titled “Non-GAAP Financial Measures” and a reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release.

Cash: Year-to-date cash flow from operations totaled $25 million down from $37 million generated in the comparable period a year ago. Cash flow year-to-date was negatively impacted by litigation settlements aggregating nearly $10 million and the payment of acquisition related costs of an additional $10 million. Cash generated from operations for the third quarter of 2011 totaled $6 million as compared to $15 million in the third quarter of 2010. Cash flow for the third quarter was negatively impacted by the payment of $6.5 million in connection with the TSA settlement disclosed in August 2011, and acquisition related spending and working capital requirements totaling an additional $6 million. Total cash and cash equivalents finished the quarter at $111 million, a decrease of $31 million year-to-date due primarily to the acquisitions of Cytiva and Jobpartners.

Customers: In the third quarter, 270 new customers chose Taleo’s Talent Management solutions for recruiting, performance, learning and/or compensation management, including: Abbott Laboratories, Cliffs Natural Resources, Inc., Credit Suisse Securities, LLC., John Muir Health Systems and Petco. In the third quarter we were awarded 7 new contracts of $250,000 or larger in first year subscription revenue, underscoring the market interest in larger, global deployments and in multiple component suite solutions.

Billings: Billings, defined as the change in short-term deferred subscription revenue plus non-GAAP subscription revenue, was $71 million in the third quarter, up 50% year-over-year.

Quarterly Conference Call

Taleo will host a conference call to discuss its third quarter 2011 results at 1:30 p.m. Pacific Time today. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company’s Investor Relations Web site at http://www.taleo.com/ir. Please join the conference call at least 10 minutes early to register. A replay of the conference call will be available until midnight PT on November 10, 2011 at http://ir.taleo.com/events.cfm, or via dial-in at 800-642-1687 or 706-645-9291 . The pass code for the replay is 14831950.

About Taleo

Taleo (NASDAQ: TLEO) helps organizations improve the performance of their business by unlocking the power of their people. Taleo is the only company to provide industry-leading solutions in every category of Talent Management. Through its cloud-based platform, Taleo optimizes recruiting, performance management, learning and compensation – and integrates them all so managers have the insights they need to achieve talent intelligence. Customers also plug into Taleo’s unique Talent Grid community to harness the power of proven best practices, millions of users, and Taleo-ready partner solutions. From small and medium sized businesses to large enterprises, more than 5,000 organizations rely on Taleo every day to pursue growth, innovation and customer success.

Forward-looking Statements

This release contains forward-looking statements, including statements regarding Taleo’s future financial performance, market growth, the demand for and benefits from the use of Taleo’s solutions, and general business conditions. Any forward-looking statements contained in this press release are based upon Taleo’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Taleo’s expectations as of the date of this press announcement. Subsequent events may cause these expectations to change, and Taleo disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially. Further information on potential factors that could affect actual results is included in Part II, Item 1A of Taleo’s Quarterly Report on Form 10-Q, as filed with the SEC on August 8, 2011, and in other reports filed by Taleo with the SEC.

Non-GAAP Financial Measures

Taleo has provided in this release financial information that has not been prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP. This information includes non-GAAP revenue and non-GAAP earnings per share. Taleo uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Taleo’s ongoing operational performance. The non-GAAP measures include amounts excluded from GAAP revenue due to the write down of deferred revenue associated with purchase accounting for the Worldwide Compensation, Learn.com, Cytiva, and Jobpartner acquisitions, and the reduction in GAAP revenue from the TSA settlement, and exclude costs associated with stock-based compensation expense, amortization of acquisition-related intangibles, acquisition-related transaction costs, and TSA settlement expenses, the refundable tax credits related to 2009 and 2010, the gain on re-measurement of a previously held interest in Worldwide Compensation, the gain on settlement of the Worldwide Compensation escrow account, and income taxes associated with certain non-GAAP adjustments.

Third quarter loss per share calculations are based on 41.2 million basic weighted average shares outstanding, while third quarter non-GAAP EPS calculations are based on 43.7 million fully diluted weighted average shares outstanding. The fully diluted weighted average shares outstanding used to compute non-GAAP earnings per share have been calculated without giving consideration to the treasury stock method.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release.

A historical reconciliation of GAAP to non-GAAP financial measures for past periods can be located on the investor relations section of www.taleo.com.

Taleo Corporation

Condensed Consolidated Statements of Operations

(All amounts in thousands except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Revenues:
Subscription and support	$66,881	$48,631	$186,985	$144,123
Professional services	16,034	10,106	43,636	25,936
TSA settlement – subscription and support	—	—	(6,500)	—

Net revenues	82,915	58,737	224,121	170,059

Cost of revenues (Note 1):
Subscription and support	14,664	10,575	39,637	32,227
Amortization of acquisition-related intangibles	842	860	3,603	2,734

Total cost of subscription and support revenues	15,506	11,435	43,240	34,961
Professional services	12,440	7,102	32,691	20,467

Total cost of revenues	27,946	18,537	75,931	55,428

Gross profit	54,969	40,200	148,190	114,631

Operating expenses (Note 1):
Sales and marketing	25,612	16,151	68,604	46,967
Sales – amortization of acquisition-related intangibles	4,374	2,096	11,310	6,473
Research and development	14,071	10,247	40,752	31,174
General and administrative	15,720	10,234	43,002	30,323

Total operating expenses	59,777	38,728	163,668	114,937

Income (loss) from operations	(4,808)	1,472	(15,478)	(306)

Other income (expense), net:
Interest and other income	114	147	278	398
Interest expense	(142)	(13)	(225)	(77)
Gain on remeasurement of previously held interest in Worldwide Compensation, Inc.	—	—	—	885
Gain on Worldwide Compensation, Inc. escrow settlement	—	—	350	—

Total other income (expense), net	(28)	134	403	1,206

Income (loss) before benefit from income taxes	(4,836)	1,606	(15,075)	900
Benefit from income taxes	(1,542)	(26)	(1,523)	(140)

Net income (loss) attributable to Class A common stockholders	$(3,294)	$1,632	$(13,552)	$1,040

Net income (loss) per share attributable to Class A common stockholders – basic	$(0.08)	$0.04	$(0.33)	$0.03

Net income (loss) per share attributable to Class A common stockholders – diluted	$(0.08)	$0.04	$(0.33)	$0.03

Weighted average Class A common shares – basic	41,187	39,815	40,915	39,474

Weighted average Class A common shares – diluted	41,187	40,963	40,915	40,655

NOTES
1. Includes stock-based compensation expense
Subscription and support cost of revenue	$455	$285	$975	$703
Professional services cost of revenue	$801	488	1,901	1,266

Cost of revenue subtotal	1,256	773	2,876	1,969
Sales and marketing operating expense	1,766	1,123	4,468	3,006
Research and development operating expense	1,465	883	3,286	1,859
General and administrative operating expense	1,955	1,381	5,005	4,173

Operating expense subtotal	5,186	3,387	12,759	9,038

Total stock-based compensation expense	$6,442	$4,160	$15,635	$11,007

Taleo Corporation

Condensed Consolidated Statements of Operations (continued)

(All amounts in thousands except per share data)

(Unaudited)

Reconciliation of GAAP net loss to non-GAAP net income:
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
GAAP net income (loss) reported above	$(3,294)	$1,632	$(13,552)	$1,040
Add back:

Revenues
Non-GAAP subscription and support revenue	1,533	200	5,055	548
Non-GAAP professional services revenue	708	—	2,473	—
TSA settlement – subscription and support	—	—	6,500	—

Total Non-GAAP revenues	2,241	200	14,028	548

Expenses
Acquisition-related transaction costs	3,483	2,051	7,001	3,073
TSA settlement related expenses	—	—	300	—
Refundable tax credits related to 2009 and 2010	—	—	(1,296)	—
Stock-based compensation expense	6,442	4,160	15,635	11,007
Amortization of acquisition-related intangibles	5,216	2,956	14,913	9,207

	15,141	9,167	36,553	23,287

Other income
Gain on remeasurement of previously held interest in Worldwide Compensation, Inc.	—	—	—	(885)
Gain on settlement of Worldwide Compensation, Inc. escrow	—	—	(350)	—

	—	—	(350)	(885)

Income taxes
Income taxes associated with certain non-GAAP adjustments	(911)	—	(1,781)	—

Non-GAAP net income	$13,177	$10,999	$34,898	$23,990

Non-GAAP net income per share
Basic	$0.32	$0.28	$0.85	$0.61

Diluted	$0.30	$0.25	$0.79	$0.56

Reconciliation of basic and fully diluted share count:

Basic	41,187	39,815	40,915	39,474

Add:
Weighted Average options and unreleased restricted stock, without consideration for the treasury stock method	2,484	3,406	2,996	3,172

Diluted	43,671	43,221	43,911	42,646

Taleo Corporation

Condensed Consolidated Balance Sheets

(All amounts in thousands)

(Unaudited)

	September 30,	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$110,999	$141,588
Accounts receivable, net	63,927	58,120
Prepaid expenses and other current assets	21,134	18,065
Investment credits receivable	9,720	6,034

Total current assets	205,780	223,807
Property and equipment, net	26,490	26,552
Restricted cash	224	218
Goodwill	244,081	206,418
Intangible assets, net	64,438	59,478
Other assets	8,097	7,363

Total assets	$549,110	$523,836

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$48,499	$36,377
Deferred revenue – subscription and support and customer deposits	94,787	79,704
Deferred revenue – professional services	16,325	19,692
Capital lease obligations, short-term	60	105

Total current liabilities	159,671	135,878
Long-term deferred revenue – subscription and support and customer deposits	1,369	150
Long-term deferred revenue – professional services	5,285	10,006
Other liabilities	9,601	9,241
Capital lease obligations, long-term	12	46

Total liabilities	175,938	155,321

Stockholders’ equity:
Capital stock	1	1
Additional paid-in capital	464,143	442,514
Accumulated deficit	(90,161)	(76,609)
Treasury stock	(2,622)	(776)
Accumulated other comprehensive income	1,811	3,385

Total stockholders’ equity	373,172	368,515

Total liabilities and stockholders’ equity	$549,110	$523,836

Taleo Corporation

Condensed Consolidated Statements of Cash Flows

(All amounts in thousands)

(Unaudited)

	Nine Months Ended
	September 30,
	2011	2010
Cash flows from operating activities:
Net income (loss)	$(13,552)	$1,040

Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	26,034	19,680
Loss on disposal of fixed assets	—	98
Amortization of debt issuance costs	68	—
Amortization of tenant inducements	(148)	(56)
Tenant inducements from landlord	—	211
Stock-based compensation expense	15,635	11,007
Excess tax benefits on the exercise of stock options	(133)	(16)
Tax benefit recorded upon business acquisition	(1,403)	—
Director fees paid with stock in lieu of cash	200	171
Gain on remeasurement of previously held interest in Worldwide Compensation, Inc.	—	(885)
Bad debt provision	758	(133)
Changes in assets and liabilities, net of effect of acquisitions:
Accounts receivable	(4,156)	5,398
Prepaid expenses and other assets	(2,576)	(2,975)
Investment credits receivable	(4,140)	492
Accounts payable and accrued liabilities	4,881	3,811
Deferred revenues and customer deposits	3,543	(1,128)

Net cash provided by operating activities	25,011	36,715

Cash flows from investing activities:
Purchases of property and equipment	(10,418)	(12,231)
Change in restricted cash	(6)	210
Acquisitions, net of cash acquired	(46,590)	(13,381)
Purchase of intangible assets	(1,150)	—

Net cash used in investing activities	(58,164)	(25,402)

Cash flows from financing activities:
Principal payments on capital lease obligations	(330)	(1,349)
Payments for expenses associated with 2009 equity offering	—	(681)
Payments for debt issuance costs	(815)	—
Excess tax benefits on the exercise of stock options	133	16
Treasury stock acquired to settle employees withholding liability	(4,576)	(2,153)
Proceeds from stock options exercised and ESPP shares	8,395	12,321

Net cash provided by financing activities	2,807	8,154

Effect of exchange rate changes on cash and cash equivalents	(243)	286

Increase (decrease) in cash and cash equivalents	(30,589)	19,753
Cash and cash equivalents:
Beginning of period	141,588	244,229

End of period	$110,999	$263,982